UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2015

Burlington Stores, Inc.

(Exact Name of Registrant As Specified In Charter)

Delaware	001-36107	80-0895227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2006 Route 130 North

Florence, New Jersey 08518

(Address of Principal Executive Offices, including Zip Code)

(609) 387-7800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On September 16, 2014, Burlington Stores, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) under Item 5.02 to report, among other things, the election of Frank Cooper to the Company’s Board of Directors (the “Board”) effective as of September 16, 2014. Because Mr. Cooper was not immediately appointed to serve on any Board committee, disclosure of the Board committee(s) on which he would serve was not included in the Original Form 8-K in accordance with instruction no. 2 of the Instructions to Item 5.02 of Form 8-K. This Current Report on Form 8-K/A reports Mr. Cooper’s Board committee assignment. No other changes have been made to the Original Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2015, Frank Cooper was appointed as a member of the Nominating and Corporate Governance Committee of the Board. Tricia Patrick relinquished her position on the Nominating and Corporate Governance Committee effective as of the appointment of Mr. Cooper. With the appointment of Mr. Cooper and the relinquishment of Ms. Patrick’s position, the Nominating and Corporate Governance Committee is now comprised of John Mahoney (Chair), Jordan Hitch and Mr. Cooper.

Additionally on January 8, 2015, John Mahoney was appointed as a member of the Compensation Committee of the Board. With Mr. Mahoney’s appointment, the Compensation Committee is now comprised of Jordan Hitch (Chair), Josh Bekenstein, Paul Sullivan, William McNamara and Mr. Mahoney.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ Paul Tang
Paul Tang Executive Vice President and General Counsel

Date: January 14, 2015